UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2011

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

Through an October 31, 2011 closing, holders of 31,850 shares of the Company’s Series C Convertible Preferred Stock (including accrued dividends of $79,625) converted into 1,088,238 restricted shares of the Company’s common stock at a conversion price of $3.00 per share.

Through an October 31, 2011 closing, holders of 27,720 shares of the Company’s Series B Convertible Preferred Stock (including accrued dividends of $69,300) converted into 1,420,656 restricted common shares of the Company’s common stock plus 139,530 callable Conversion Warrants to purchase shares of the Company’s common stock at a price of $3.10 per share until December 31, 2014 (“Conversion Warrants”) (NOTE: These conversion numbers include the conversion of 500 shares by one holder prior to the conversion offering.).

In connection with these conversions the Company paid commissions of $22,356 and issued 238,982 Conversion Warrants to FINRA broker dealers who assisted in the conversion.  The private offering was made to accredited investors under Rule 506 of Regulation D under the Securities Act of 1933, as amended.

As of this date, 450 and 300 shares, respectively, of the Company’s Series B Convertible Preferred Stock (2 holders) and Series C Convertible Preferred Stock (1 holder) remain outstanding.

ITEM 7.01     REGULATION FD DISCLOSURE.

On November 3, 2011, the Company has issued a press release related to the Preferred Stock Conversions described above (attached hereto as Exhibit 99.1) and has placed the press release on its website: www.biontech.com.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

99.1	Preferred Stock Conversion press release (dated November 3, 2011) (filed electronically herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  November 3, 2011

By:/s/ Mark A. Smith

      Mark A. Smith, President